UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2004

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) (1) The Integration Ready Solution developed under the Clinical Documentation Solution Agreement between MultiModal Technologies, Inc. (“M*Modal”) and Transcend Services, Inc. (“Transcend”) effective as of September 28, 2004 (the “Agreement”) was accepted under the terms and conditions of the Agreement on December 1, 2004.

(a) (2) Under the terms of the Agreement, M*Modal has provided a speech recognition engine and an editing tool to Transcend under a seven-year, non-exclusive license. Transcend has integrated the speech recognition technology into its proprietary, Internet-based, medical transcription technology platform. As disclosed in Transcend’s Form 10-Q for the quarter ended September 30 2004, subsequent to quarter-end, Transcend made a partial development payment of $225,000 to the developer of its speech recognition tool, M*Modal. The final development payment will be made in early 2005, at which time certain transaction fees will also be applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 6, 2004	/s/ Joseph G. Bleser
Joseph G. Bleser
Chief Financial Officer
(Principal Financial Officer)